UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2009

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	000-50992	65-0771145
(State or Other Jurisdiction of Incorporation)	SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On July 20, 2009, First State Bank (the “Bank”), the wholly owned subsidiary of First State Financial Corporation, received a Supervisory Prompt Corrective Action Directive (the “Directive”) from the Federal Deposit Insurance Corporation. The Directive indicates that the Bank is critically undercapitalized as defined in section 38(b)(1)(E) of the Federal Deposit Insurance Act and imposes various corrective measures and operational limitations mandated by statute. The Directive calls for the Bank to be well capitalized within 90 days, with a total risk-based capital ratio of 10% and a leverage ratio of 8%. If the Bank is unable to attain these ratios within 90 days, the Bank shall take any necessary action to result in either the Bank’s acquisition by another depository institution holding company or merger with another depository institution. On June 25, 2009, the Bank submitted a capital restoration plan with the Federal Deposit Insurance Corporation. The Directive states that the Bank must submit within 14 days, an updated capital restoration plan that meets the requirements of 12 C.F.R. §325.104 and expressly provide that at a minimum the Bank shall restore and maintain its capital to a well capitalized level. Among other things, the Directive also restricts any capital distributions by the Bank and asset growth except in accordance with applicable law, and also requires the prior approval of the FDIC to enter into any material transaction, acquire any interest in any company, establish any additional branch, engage in any new line of business, extend certain credits, amend its charter provisions, engage in any “covered transaction” as defined by law, make any material change in its accounting methods, pay excessive compensation or bonuses, or make any principal or interest payment on subordinated debt. The Directive also precludes the Bank from soliciting or accepting any deposits at any interest rate which provides an effective yield that exceeds by more than 75 basis points the prevailing effective yields on deposits of comparable amounts and maturities in the Bank’s normal market area or in the market area in which such deposits are solicited or accepted. The Directive also outlines guidelines for reporting to the Federal Deposit Insurance Corporation the status of capital raising efforts and reiterates several mandatory operating restrictions for critically undercapitalized institutions.

The descriptions of the Directive are qualified in their entirety by reference to their full text. The Directive is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.14	Supervisory Prompt Correction Action Directive

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: July 24, 2009	By:	/s/ John E. (“Jed”) Wilkinson
John E. (“Jed”) Wilkinson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.14	Supervisory Prompt Corrective Action Directive